SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 29, 2006
NUMEREX CORP.
(Exact Name of Issuer as Specified in Charter)

Pennsylvania	0-22920	11-2948749

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1600 Parkwood Circle
Suite 500
Atlanta, Georgia

(Address of principal executive offices)
30339

(Zip code)
(770) 693-5950

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
Section 2 — Financial Information
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     Effective as of December 29, 2006, Numerex Corp. (the “Company”) completed a private placement to Laurus Master Fund, Ltd. (“Laurus”) of (i) a Secured Convertible Term Note in the principal amount of $10,000,000 (“Note”) and (ii) a Common Stock Purchase Warrant (the “Warrant” and together with the Note, the “Securities”) to purchase up to 158,562 shares of the Company’s Class A common stock, no par value per share (“Common Stock”).
     The Note has a term of four years and interest accrues at an annual fixed rate of 9.5%. The Note is secured by substantially all of the assets of the Company and certain of its subsidiaries, as more fully described in the Master Security Agreement and the Pledge Agreement.
     Interest and principal under the Note may be paid by the Company in either cash or, subject to certain conditions, in Common Stock. If payments are made in cash, principal reductions will begin in July 2007 and will continue for the next 42 months with the final payment due in December 2010. The Company may only use Common Stock to make regularly scheduled installment payments of principal and interest on the Convertible Note if the price per share of its Common Stock is equal to or greater than $11.41 for the seven (7) trading days proceeding the due date of such installment. In such event, the fixed conversion price will equal $10.37 per share. In addition, Laurus may convert the entire principal amount of the Convertible Note, and any accrued interest thereon, into Common Stock at a fixed conversion price equal to $10.37 per share.
     The Company has the option of prepaying the Note in cash, either in whole or in part without penalty at any time by paying to the Holder a sum of cash equal to one hundred percent (100%) of the principal amount of the Note (and all accrued but unpaid interest thereon and all other sums then due, accrued and payable to the Holder arising under the Note, the Purchase Agreement or any Related Agreement).
     The Company has the option of prepaying the Note in Company Common Stock, either in whole or in part without penalty at any time by delivering to Holder written notice requiring the conversion at $10.37 per share all or a portion of the outstanding principal, interest and fees under the Note to be so prepaid. However, the maximum amount of principal, interest and other then due amounts that may be so prepaid in Common Stock during any 22-day trading period cannot exceed Two Million Five-Hundred Thousand dollars ($2,500,000) and the Company may not provide such written notice more than one time in any 22-day trading period. If the price of the Common Stock falls below $11.41 the Company may not pre-pay in Common Stock in that 22-day trading period.
     Upon the occurrence and continuance of an Event of Default (as defined in the Note), Laurus will have the option to accelerate the Note. In addition, if any of the following Events of Default occur, the amount owing to Laurus will be one hundred and fifteen percent (115%) of the outstanding principal amount of the Note (plus applicable interest and fees): (i) a failure to pay when due any installments of principal, interest or other fees due under the Note or failure to pay when due any amount under any other promissory note or other indebtedness issued by the Company or certain of its subsidiaries that has a then current aggregate principal balance of more than $400,000.00, (ii) if the Company or any of its U.S. subsidiaries make a general assignment for the benefit of creditors, or applies for or consents to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee is appointed by a person other than the Company or a U.S. subsidiary, and such appointment is not dismissed or withdrawn within 60 days, or (iii) bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law for the relief of debtors is instituted by or against the Company or any of its U.S. subsidiaries and, in the case of an involuntary case or proceeding, such case or proceeding is not dismissed within sixty (60) days following such case’s commencement.
     The Warrant is exercisable by Laurus until December 29, 2013. Subject to adjustments described in the Warrant, Laurus will be entitled to receive, upon exercise of the Warrant in whole or in part, shares of Common Stock at an exercise price of $10.13.
     The Company has agreed to register all of the shares of Common Stock issuable to Laurus pursuant to the Securities, as set forth in a Registration Rights Agreement between the Company and Laurus.
     The information above summarizes, and does not provide a complete description of the terms of the Securities. The above summary is qualified in its entirety by reference to the full text of the Securities Purchase Agreement, the Note, the Warrant, the Master Security Agreement, the Subsidiary Guaranty, the Registration Rights Agreement, and the other Related Documents.
Section 3 — Securities and Trading Markets
Item 3.02. Unregistered Shares of Equity Securities.
     The Company sold the Securities to Laurus effective as of December 29, 2006 in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended. The Company did not engage an underwriter or placement agent in connection with this transaction.
     The terms of the conversion and exercise of the Securities are set forth in Item 1.01 above and incorporated by reference herein.

Section 9 — Financial Statements and Exhibits
Item 9.01(c) Exhibits.

10.1	Securities Purchase Agreement, dated December 29, 2006, by and between the Company and Laurus Master Fund, Ltd.

10.2	Secured Convertible Term Note, dated December 29, 2006, by and between the Company and Laurus Master Fund, Ltd.

10.3	Common Stock Purchase Warrant, dated December 29, 2006, by and between the Company and Laurus Master Fund, Ltd.

10.4	Master Security Agreement, dated December 29, 2006, by and among the Company, its U.S. subsidiaries, and Laurus Master Fund, Ltd.

10.5	Subsidiary Guaranty, dated December 29, 2006, entered into by each of the Company’s U.S. subsidiaries.

10.6	Registration Rights Agreement, dated December 29, 2006, by and between the Company and Laurus Master Fund, Ltd.

10.7	Amended and Restated Grant of Security Interest in Patents and Trademarks, dated December 29, 2006, by and among the Company, Numerex Investment Corp., Numerex Solutions, LLC, Cellemetry LLC, Broadband Networks, Inc., Digilog Inc. and Laurus Master Fund, Ltd.

10.8	Pledge Agreement, dated December 29, 2006.

99.1	Text of Press Release, dated January 2, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUMEREX CORP. (Registrant)
Date: January 5, 2007	/s/ Stratton J. Nicolaides
Stratton J. Nicolaides
Chairman and CEO